Exhibit 99.1

P R E S S    R E L E A S E

Press Release #07011

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Stephanie Welty	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9224	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: swelty@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES

FIRST QUARTER 2007 EARNINGS

Hillsboro, Oregon – April 25, 2007 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for communications applications, today reported its financial results for the quarter ended March 31, 2007, which included the following highlights:

First Quarter 2007

•	Revenues totaled $110.6 million and increased nearly 26% over the first quarter of 2006

•	Gross margin improved 0.8% over the first quarter of 2006

•	Gross margin improved 1.7% over the fourth quarter of 2006

•	Handset yields improved

•	Earnings for the first quarter were $6.4 million or $0.05 per diluted share

•	Equity compensation expense was $1.7 million or $0.01 per diluted share

•	Excluding equity compensation expense earnings were $8.1M or $0.06 per diluted share

•	TriQuint retired $218.8 million of convertible subordinated notes upon maturity

•	TriQuint’s cash and cash equivalents balance remained strong at $150.0 million

•	Cash flow from operations was $6.4 million

•	Record number of new handset design wins

•	Began shipments of power amplifier modules to a new top five handset customer

•	Booked $7.4 million in R&D supported by military and other contracts, the largest part coming from year three of our DARPA GaN development project

Commenting on the results for the quarter ended March 31, 2007, Ralph Quinsey, President and Chief Executive Officer, stated, “the first quarter of 2007 was a solid quarter for TriQuint with better than seasonal revenue performance, improved gross margin percentage and earnings above the

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midpoint of our guidance. Revenues grew 26% and earnings grew 185% as compared to the first quarter of 2006. We recorded strong design win activity for handset products in the quarter, increased revenue in the space market and continued strong quote activity in the military market.”

Summary Financial Results and Highlights for the Quarter Ended March 31, 2007:

Revenue for the first quarter of 2007 was $110.6 million as compared to revenue for the first quarter of 2006 of $87.9 million and $114.3 for the fourth quarter of 2006.

Net income for the first quarter of 2007 was $6.4 million or $0.05 per diluted share. Net income for the first quarter of 2006 was $2.2 million or $0.02 per diluted share and net income for the fourth quarter of 2006 was $5.8 million or $0.04 per diluted share.

Excluding equity compensation expense of $1.7 million, net income for the first quarter of 2007 was $8.1 million or $0.06 per diluted share. Excluding equity compensation expense of $2.3 million, net income for the first quarter of 2006 was $4.5 million or $0.04 per diluted share. Excluding equity compensation expense of $2.0 million, net income for the fourth quarter of 2006 was $7.8 million or $0.05 per diluted share.

Gross margin for the first quarter of 2007 was 31.1%, compared to 29.4% for the fourth quarter of 2006 and 30.3% for the first quarter of 2006. Our margins for the first quarter were affected by a favorable product mix and improved yields on high volume handset products.

Excluding equity compensation expense, our gross margin for the first quarter of 2007 was 31.6%. Gross margin excluding equity compensation expense was 31.2% in the first quarter of 2006 and 29.9% in the fourth quarter of 2006.

Operating expenses for the first quarter of 2007 were $29.5 million, or 26.7% of revenue, as compared to $25.4 million, or 28.9% of revenue, in the first quarter of 2006 and $27.0 million, or 23.6% of revenue, for the fourth quarter of 2006.

Excluding equity compensation expense, operating expenses for the first quarter of 2007 were $28.3 million or 25.6% of revenue. Operating expenses excluding equity compensation expense were $23.9 million or 27.2% of revenue in the first quarter of 2006 and $25.6 million, or 22.3% of revenues in the fourth quarter of 2006.

Cash, cash equivalents and short-term marketable securities were $150.0 million as of March 31, 2007, representing a decrease of $223.2 million or 59.8% as compared to December 31, 2006. During the first quarter of 2007, TriQuint retired $218.8 million of its convertible subordinated notes upon maturity. Additionally, TriQuint acquired approximately $13.2 million of capital assets during the quarter. Depreciation and amortization expense for the first quarter of 2007 was approximately $7.7 million. Cash flow from operations was approximately $6.4 million during the quarter.

Outlook for the Second Quarter of 2007:

Revenue for the second quarter of 2007 is expected to be flat to slightly up from the first quarter of 2007. Equity compensation expense is expected to be approximately $2.0 million. Earnings are expected to be relatively flat, for the second quarter.

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Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (719) 457-0820, passcode 8671542.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin and operating expenses that exclude equity compensation expense and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the second quarter of 2007 and full year 2007 are statements that involve risks and uncertainties. Statements regarding continued market acceptance of our transmit modules and other products are also forward looking statements that contain risks and uncertainties. TriQuint cannot provide any assurance that future results will meet expectations. Results could materially differ based on various factors, including TriQuint’s performance; demand for its products, ability to develop new products; improve yields; maintain product pricing; reduce costs; ability to win customers; market conditions; and the completion of TriQuint’s independent auditor’s review of the first quarter of 2007. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance modules, components and foundry services for the world’s leading communications companies. The Company’s focus is on the specialized expertise, materials and know-how of radio frequency (RF) and other high intermediate frequency applications. The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, broadband communications, wireless base stations and military systems. TriQuint provides customers with standard and custom products as well as foundry services. The Company’s products are designed on various wafer substrates including compound semiconductor materials such as gallium arsenide (GaAs) and piezoelectric crystals such as lithium tantalate (LiTaO3). The Company also uses a variety of process technologies using GaAs substrates including hetrojunction bipolar transistor (HBT) and pseudomophic high electron mobility transistor (pHEMT). Using various other substrates the Company also manufacture surface acoustic wave (SAW) and bulk acoustic wave (BAW) products. TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England, North Carolina and Germany.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2007	December 31, 2006	March 31, 2006
Assets
Current assets:
Cash, cash equivalents and investments	$150,047	$373,232	$359,253
Accounts receivable, net	68,220	64,688	54,970
Inventories, net	89,995	84,879	58,412
Other current assets	15,004	14,978	14,595

Total current assets	323,266	537,777	487,230

Investments in marketable securities	—	—	32,724
Property, plant and equipment, net	205,960	200,346	193,450
Other, net	16,661	16,292	17,618

Total assets	$545,887	$754,415	$731,022

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$55,445	$54,270	$50,126
Income tax liability	—	9,202	7,262
Convertible subordinated notes	—	218,755	218,755

Total current liabilities	55,445	282,227	276,143

Long term income tax liability	9,585	—	—
Other long-term liabilities	4,884	4,741	3,365

Total liabilities	69,914	286,968	279,508

Stockholders’ equity	475,973	467,447	451,514

Total liabilities and stockholders’ equity	$545,887	$754,415	$731,022

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2007	December 31, 2006	March 31, 2006
Revenues	$110,603	$114,313	$87,880
Cost of goods sold	76,212	80,721	61,291

Gross profit	34,391	33,592	26,589

Operating expenses:
Research, development and engineering	14,328	13,048	12,529
Selling, general and administrative	15,066	14,565	12,748
Loss (gain) on disposal of equipment	96	(564)	38
Acquisition related charges	—	—	42

Total operating expenses	29,490	27,049	25,357

Operating income	4,901	6,543	1,232

Other income (expense):
Interest income	3,437	4,163	3,584
Interest expense	(1,631)	(2,449)	(2,458)
Foreign currency gain (loss)	66	(405)	45
Recovery of impairment	—	9	—
Other, net	35	26	(42)

Other income, net	1,907	1,344	1,129

Income before income tax	6,808	7,887	2,361

Income tax expense	412	2,111	115

Net Income	$6,396	$5,776	$2,246

Per Share Data
Basic per share net income	$0.05	$0.04	$0.02
Diluted per share net income	$0.05	$0.04	$0.02

Weighted-average shares outstanding:
Basic	138,623	137,742	140,848
Diluted	141,148	139,869	141,282

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended
	March 31, 2007	December 31, 2006	March 31, 2006
Revenues	100.0%	100.0%	100.0%
Cost of goods sold	68.9%	70.6%	69.7%

Gross profit	31.1%	29.4%	30.3%

Operating expenses:
Research, development and engineering	13.0%	11.4%	14.3%
Selling, general and administrative	13.6%	12.7%	14.5%
Loss (gain) on disposal of equipment	0.1%	-0.5%	0.0%
Acquisition related charges	—	—	0.1%

Total operating expenses	26.7%	23.6%	28.9%

Operating income	4.4%	5.8%	1.4%

Other income (expense):
Interest income	3.1%	3.6%	4.1%
Interest expense	-1.5%	-2.1%	-2.8%
Foreign currency gain (loss)	0.1%	-0.4%	0.1%
Recovery of impairment	—	0.0%	—
Other, net	0.1%	0.0%	-0.1%

Other income, net	1.8%	1.1%	1.3%

Income before income tax	6.2%	6.9%	2.7%

Income tax expense	0.4%	1.8%	0.1%

Net Income	5.8%	5.1%	2.6%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31, 2007		Three Months Ended December 31, 2006		Three Months Ended March 31, 2006
		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$34,391	31.1%	$33,592	29.4%	$26,589	30.3%
Adjustment for equity compensation charges	575	0.5%	608	0.5%	768	0.9%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$34,966	31.6%	$34,200	29.9%	$27,357	31.2%

GAAP OPERATING EXPENSES
Adjustment for equity compensation charges within:	$29,490	26.7%	$27,049	23.6%	$25,357	28.9%
Research, development and engineering	(272)	-0.3%	(401)	-0.4%	(386)	-0.4%
Selling, general and administrative	(891)	-0.8%	(1,036)	-0.9%	(1,102)	-1.3%

OPERATING EXPENSES EXCLUDING EQUITY COMPENSATION	$28,327	25.6%	$25,612	22.3%	$23,869	27.2%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION
GAAP OPERATING INCOME	$4,901	4.4%	$6,543	5.8%	$1,232	1.4%
Adjustment for equity compensation charges within:
Cost of sales	575	0.5%	608	0.5%	768	0.9%
Research, development and engineering	272	0.3%	401	0.4%	386	0.4%
Selling, general and administrative	891	0.8%	1,036	0.9%	1,102	1.3%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION	$6,639	6.0%	$8,588	7.6%	$3,488	4.0%

GAAP NET INCOME	$6,396	5.8%	$5,776	5.1%	$2,246	2.6%
Adjustment for equity compensation charges within:
Cost of sales	575	0.5%	608	0.5%	768	0.9%
Research, development and engineering	272	0.3%	401	0.4%	386	0.4%
Selling, general and administrative	891	0.8%	1,036	0.9%	1,102	1.3%

NET INCOME EXCLUDING EQUITY COMPENSATION	$8,134	7.4%	$7,821	6.9%	$4,502	5.2%

GAAP DILUTED EARNINGS PER SHARE	$0.05		$0.04		$0.02
Adjustment for equity compensation charges	0.01		0.01		0.02

DILUTED EARNINGS PER SHARE EXCLUDING EQUITY COMPENSATION	$0.06		$0.05		$0.04

GAAP COMMON SHARES ASSUMING DILUTION	141,148		139,869		141,282
Adjustment for equity compensation charges	692		754		1,526

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	141,840		140,623		142,808